UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): November 3, 2026
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CONCENTRA GROUP HOLDINGS PARENT, INC.

(Exact Name of Registrant as Specified in Its Charter)
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001-42188
(Commission File Number)

Delaware	30-1006613
(State or Other Jurisdiction of Incorporation)	(I.R.S. Employer Identification No.)

5080 Spectrum Drive, Suite 1200W
Addison, TX 75001
(Address of principal executive offices) (Zip code)

(972) 364-8000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	CON	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter):

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
As previously announced, effective November 1, 2026, (i) Matthew DiCanio, the President and Chief Financial Officer of Concentra Group Holdings Parent, Inc. (the “Company”), began service as the Company’s President and Chief Executive Officer, (ii) William K. Newton transitioned from Chief Executive Officer of the Company to serve as the Executive Chairman of the Company’s Board of Directors (the “Board”) and (iii) Tanner Newton began service as the Company’s Executive Vice President and Chief Financial Officer. On November 4, 2026, Concentra Health Services, Inc., a wholly owned subsidiary of the Company (“CHSI”), entered into the following employment agreements, each effective November 1, 2026.
Employment Agreement with Matthew DiCanio
CHSI, on behalf of itself and the Company, entered into an Amended and Restated Employment Agreement with Mr. DiCanio (the “DiCanio Agreement”). The DiCanio Agreement amends and restates Mr. DiCanio’s existing employment agreement in its entirety and continues until terminated in accordance with its terms. The DiCanio Agreement provides that Mr. DiCanio will serve as President and Chief Executive Officer of the Company and will report to the Board. While Mr. DiCanio remains Chief Executive Officer, the Board will nominate Mr. DiCanio for election as a director at each applicable annual meeting of stockholders. Among other things, the DiCanio Agreement provides for (i) an annual base salary of $785,000, (ii) an annual target bonus of 125% of base salary and (iii) Mr. DiCanio’s participation in the Company’s employee benefit plans.
If CHSI terminates Mr. DiCanio’s employment without “Cause,” or Mr. DiCanio resigns for “Good Reason” (each as defined in the DiCanio Agreement), Mr. DiCanio will receive the following, subject to Mr. DiCanio’s execution of a release of claims: (i) continued base salary for 24 months, (ii) any earned but unpaid bonus for the prior fiscal year, (iii) a pro rata bonus for the year of termination based on actual performance, (iv) if any such pro rata bonus is less than the greater of Mr. DiCanio’s target bonus or Mr. DiCanio’s average bonus for the prior three fiscal years, an additional payment equal to the difference, (v) Company-paid COBRA premiums for up to 18 months and (vi) pro rata vesting of outstanding time-based equity awards.
If such termination occurs within the period beginning three months before and ending 12 months after a “Change in Control” (as defined in the DiCanio Agreement), (i) the salary continuation period increases to 30 months and (ii) all outstanding unvested equity awards vest in full. The DiCanio Agreement also includes typical confidentiality, intellectual property assignment, and post-employment non-competition and non-solicitation covenants.
Employment Agreement with William K. Newton
CHSI, on behalf of itself and the Company, entered into an Amended and Restated Employment Agreement with Mr. K. Newton (the “K. Newton Agreement”). The K. Newton Agreement amends and restates Mr. K. Newton’s existing employment agreement in its entirety. Under the K. Newton Agreement, Mr. K. Newton will serve as Executive Chairman of CHSI and of the Board. The initial term of the K. Newton Agreement runs through the date of the Company’s 2027 annual meeting of stockholders and renews automatically for successive one-year terms unless earlier terminated. Among other things, the K. Newton Agreement provides for (i) an annual base salary of $550,000, (ii) an annual target bonus of 85% of base salary, (iii) participation in the Company’s employee benefit plans and (iv) continued eligibility for equity awards under the Company’s 2024 Equity Incentive Plan.
Mr. K. Newton’s transition from Chief Executive Officer (i) is not a termination of employment or service for purposes of his outstanding equity awards and (ii) does not constitute “Good Reason” under the K. Newton Agreement.
If CHSI terminates Mr. K. Newton’s employment without “Cause,” or Mr. K. Newton resigns for “Good Reason” (each as defined in the K. Newton Agreement), Mr. K. Newton will receive the following, subject to Mr. K. Newton’s execution of a release of claims: (i) continued base salary for 24 months, (ii) any earned but unpaid bonus for the prior fiscal year, (iii) a pro rata bonus for the year of termination based on actual performance, (iv) if any such pro rata bonus is less than the greater of Mr. K. Newton’s target bonus or Mr. K. Newton’s average bonus for the prior three fiscal years, an additional payment equal to the difference, (v) Company-paid COBRA premiums for up to 18 months and (vi) pro rata vesting of outstanding time-based equity awards.
If such termination occurs within the period beginning three months before and ending 12 months after a “Change in Control” (as defined in the K. Newton Agreement), all outstanding unvested equity awards vest in full. The K. Newton Agreement also includes typical confidentiality, intellectual property assignment, and post-employment non-competition and non-solicitation covenants.
Employment Agreement with Tanner Newton
CHSI, on behalf of itself and the Company, entered into an Employment Agreement with Mr. T. Newton (the “T. Newton Agreement” and, together with the DiCanio Agreement and the K. Newton Agreement, the “Employment Agreements”). The T. Newton Agreement provides that Mr. T. Newton will serve as Executive Vice President and Chief Financial Officer of the Company. The T. Newton Agreement has an initial term of one year and renews automatically for successive one-year periods unless terminated earlier in accordance with its terms. Among other things, the T. Newton Agreement provides for (i) an annual base salary of $425,000, (ii) an annual target bonus of 75% of base salary and (iii) participation in CHSI’s employee benefit plans.
If CHSI terminates Mr. T. Newton’s employment without “Cause,” or he resigns following a “Termination Event” (each as defined in the T. Newton Agreement), Mr. T. Newton will receive the following, subject to his execution of a release of claims: (i) continued base salary for 18 months, (ii) any earned but unpaid bonus for the prior fiscal year, (iii) a pro rata bonus for the year of termination, (iv) if any such pro rata bonus is less than the greater of Mr. T. Newton’s target bonus or Mr. T. Newton’s average bonus for the prior three fiscal years, an additional payment equal to the difference, (v) Company-paid COBRA premiums for up to 18 months and (vi) pro rata vesting of outstanding time-based equity awards.
If such termination occurs within the period beginning three months before and ending 12 months after a “Change in Control” (as defined in the T. Newton Agreement), (i) the salary continuation period increases to 24 months and (ii) all outstanding unvested equity awards vest in full. The T. Newton Agreement also includes typical confidentiality covenants, intellectual property covenants, and post-employment non-competition and non-solicitation covenants.
The foregoing descriptions of the Employment Agreements are summaries, do not purport to be complete and are qualified in their entirety by reference to the full text of the Employment Agreements. The Company will file copies of the Employment Agreements as exhibits to its Annual Report on Form 10-K for the fiscal year ending December 31, 2026.
Compensatory Arrangements of Named Executive Officers
On November 3, 2026, the Human Capital and Compensation Committee of the Board awarded restricted shares of the Company’s common stock to the Company’s named executive officers (the “Named Executive Officers”) pursuant to the Company’s 2024 Equity Incentive Plan. The shares of restricted stock awarded to the Named Executive Officers will vest equally on each of the first four anniversaries of the date of grant. The grant of restricted stock to each Named Executive Officer is listed below.

Named Executive Officer	Shares of Restricted Stock Granted
William K. Newton	138,812
Matthew T. DiCanio	164,894
John A. deLorimier	46,543
Timothy Ryan	46,543

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONCENTRA GROUP HOLDINGS PARENT, INC.

Date: November 9, 2026	By:	/s/ Timothy Ryan
Timothy Ryan
Executive Vice President and Chief Legal Counsel